                                                                               8
Tax-Exempt California Money Market Fund
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SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held. Tax-Exempt California Money Market Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. and approval to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The second proposal (Proposal #2) did not receive sufficient votes to approve the proposed changes and the meeting was adjourned. When the meeting reconvened on January 25, 1999, Proposal #2 did not pass. The following are the results.

1.) APPROVAL OF THE NEW INVESTMENT MANAGEMENT AGREEMENT BETWEEN THE FUND AND
    SCUDDER KEMPER INVESTMENTS, INC. THIS ITEM WAS APPROVED.

         FOR       AGAINST     ABSTAIN
      ---------------------------------
      144,029,182 1,993,924   1,551,714

2.) TO MODIFY OR ELIMINATE CERTAIN POLICIES AND TO ELIMINATE THE SHAREHOLDER
    APPROVAL REQUIREMENT AS TO CERTAIN OTHER MATTERS. THERE WAS AN INSUFFICIENT NUMBER OF VOTES FOR EACH ITEM. THESE ITEMS WERE NOT APPROVED.

         FOR       AGAINST     ABSTAIN
      ---------------------------------
      INVESTMENT OBJECTIVES
      30,899,797  4,661,177   3,564,563

      INVESTMENT POLICIES
      30,989,668  4,571,306   3,564,563

      DIVERSIFICATION
      31,001,834  4,559,141   3,564,563

      BORROWING
      30,805,757  4,755,218   3,564,563

         FOR       AGAINST     ABSTAIN
      ---------------------------------

      SENIOR SECURITIES
      31,044,342  4,516,633   3,564,563

      CONCENTRATION
      31,017,433  4,543,541   3,564,563

      UNDERWRITING OF SECURITIES
      31,016,801  4,544,174   3,564,563

      INVESTMENT IN REAL ESTATE
      30,728,785  4,832,190   3,564,563

      PURCHASE OF COMMODITIES
      30,731,460  4,829,515   3,564,563

      LENDING
      30,885,314  4,675,661   3,564,563

      MARGIN PURCHASES AND SHORT SALES
      30,567,561  4,993,414   3,564,563

      PURCHASES OF SECURITIES OF
        RELATED ISSUERS
      30,949,151  4,611,824   3,564,563

      PLEDGING OF ASSETS
      30,640,322  4,920,653   3,564,563

      RESTRICTED AND ILLIQUID
        SECURITIES
      30,975,426  4,585,549   3,564,563

      PURCHASES OF SECURITIES
      31,045,572  4,515,402   3,564,563

      PURCHASES OF PUTS AND CALLS
      31,040,124  4,520,851   3,564,563

      INVESTMENT FOR THE PURPOSE OF
      EXERCISING CONTROL OR MANAGEMENT
      30,917,770  4,643,205   3,564,563

                                                                               9
Tax-Exempt California Money Market Fund
--------------------------------------------------------------------------------

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
         FOR       AGAINST     ABSTAIN
      ---------------------------------
      INVESTMENT IN MINERAL EXPLORATION
      30,703,693  4,857,282   3,564,563

      INVESTMENT IN ISSUERS WITH SHORT
        HISTORIES
      31,011,499  4,549,476   3,564,563

      INVESTMENT IN OTHER INVESTMENT
        COMPANIES
      31,004,612  4,556,363   3,564,563

      INVESTMENT IN NON-US GOVERNMENT
        SECURITIES
      31,038,916  4,522,058   3,564,563

         FOR       AGAINST     ABSTAIN
      ---------------------------------

      INVESTMENT OTHER THAN IN
      ACCORDANCE WITH OBJECTIVE AND
      POLICIES
      30,889,267  4,671,708   3,564,563

      INVESTMENT IN MUNICIPAL
        SECURITIES
      30,986,254  4,574,721   3,564,563